Table of Contents

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-272564

PROSPECTUS

29,072,464 Shares

Common Stock

This prospectus relates to the resale by the selling shareholders named in this prospectus of up to 29,072,464 shares of our common stock. These 29,072,464 shares of common stock consist of:

•	up to 5,434,783 shares of common stock (the “New Warrant Shares”) issuable upon the exercise of the common stock purchase warrants (the “New Warrants”) that were issued in a private placement pursuant to the Securities Purchase and Exchange Agreement (the “Purchase Agreement”), dated May 19, 2023, among the Company, Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Debt Opportunity Fund, LP;

•	up to 6,579,710 shares of common stock (the “Convertible Note Shares”) issuable upon the conversion of the senior convertible notes (the “Convertible Notes”) that were issued in a private placement pursuant to the Purchase Agreement; and

•	up to 17,057,971 shares of common stock (the “Exchange Warrant Shares” and collectively with the New Warrant Shares, the “Warrant Shares”) issuable upon the exercise of the common stock purchase warrants (the “Exchange Warrants,” and collectively with the New Warrants, the “Warrants”) that were issued upon the exchange of certain common stock purchase warrants issued in August 2022 pursuant to the Purchase Agreement.

We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

The selling shareholders may sell or otherwise dispose of the common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell or otherwise dispose of the common stock covered by this prospectus in the section entitled “Plan of Distribution” on page 19. Discounts, concessions, commissions and similar selling expenses attributable to the sale of common stock covered by this prospectus will be borne by the selling shareholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission, or SEC.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling shareholders prior to any resale of such shares pursuant to this prospectus.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “VLCN”. The last reported sale price of our common stock on June 26, 2023 was $0.62 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our common stock involves significant risks. You should carefully consider the risk factors beginning on page 10 of this prospectus, and in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you make your decision to invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC pursuant to which the selling shareholders may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. We will not receive any proceeds from the sale by such selling shareholders of the securities offered by them described in this prospectus. However, we will receive proceeds from the exercise of the Warrants, if the Warrants are exercised for cash.

Neither we nor the selling shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is current only as of its date. Neither we nor the selling shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” included or incorporated by reference in this prospectus.

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Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities.  You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” “intends,” or “hopes” or the negative of these or similar terms.  In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement.  Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us.  We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document and other statements made from time to time by us or our representatives might not occur.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to generate revenues from sales, generate cash from operations, or obtain additional funding to market our vehicles and develop new products;
•	our ability to successfully implement and effectively manage our outsourced manufacturing, design and development model and achieve any anticipated benefits;
•	the ability of third-party manufacturers to produce our vehicles in accordance with our design and quality specifications, with sufficient scale to satisfy customers and within a reasonable cost;
•	anticipated timing for the manufacture, design, production, shipping and launch of our vehicles;
•	the inability of our suppliers to deliver the necessary components for our vehicles at prices and volumes acceptable to our third-party manufacturers;
•	our ability to establish a network of dealers and international distributors to sell and service our vehicles on the timeline we expect;
•	whether our vehicles will perform as expected;
•	our facing product warranty claims or product recalls;
•	our facing adverse determinations in significant product liability claims;
•	customer adoption of electric vehicles;
•	the development of alternative technology that adversely affects our business;
•	increased government regulation of our industry;
•	tariffs and currency exchange rates; and
•	the conflict with Russia and the Ukraine and the potential adverse effect it may have on the availability of materials used in the manufacturing of batteries for our vehicles.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus.

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Prospectus Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our common stock. Therefore, you should read the entire prospectus (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page 10 of this prospectus, and any similar section contained in the accompanying prospectus and the documents incorporated by reference herein, and our consolidated financial statements and the related notes incorporated by reference in this prospectus, before deciding to invest in our common stock. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company,” or “our Company,” and “Volcon” refer to Volcon, Inc., a Delaware corporation.

Our Company

We are an all-electric, off-road powersports vehicle company developing electric two and four-wheel motorcycles and utility terrain vehicles, or UTVs, also known as side-by-sides, along with a complete line of upgrades and accessories. In October 2020, we began building and testing prototypes for our future offerings with two off-road motorcycles – the Grunt and the Runt. Our motorcycles feature unique frame designs protected by design patents. Additional utility and design patents have been filed for other aspects of Volcon’s vehicles.

We initially began to sell and distribute the Grunt and related accessories in the United States on a direct-to-consumer sales platform. We terminated our direct-to-consumer sales platform in November 2021. Prior to the termination of our direct-to-consumer sales platform, U.S. customers made deposits for 360 Grunts (net of cancellations) and five Runts, plus accessories and a delivery fee representing total deposits of $2.2 million. These orders were cancelable by the customer until the vehicle was delivered and after a 14-day acceptance period, therefore the deposits were recorded as deferred revenue. As of June 30, 2022, we had completed shipping of all Grunts sold through our direct-to-consumer sales platform. Due to delays in developing the Runt, we refunded the deposits made for all Runts.

Beginning in November 2021, we began negotiating dealership agreements with powersports dealers to display and sell our vehicles and accessories. Customers can now, or will soon be able to, buy our vehicles and accessories directly from a local dealership. Some of these dealers will also provide warranty and repair services to customers. Through March 31, 2023, we have 143 active dealers. We expect to be able to offer the dealers a financing option, or “floor plan” to make larger purchases of our vehicles, but we do not currently have this financing option available. We have agreements with third-party financing companies to provide financing to qualified customers of each dealer. There is no recourse to the Company or the dealer if the dealer’s customer defaults on the financing agreement with this third-party.

As of March 31, 2023, we have signed agreements with six importers in Latin America and one importer for the Caribbean Region, collectively referred to herein as the LATAM importers, to sell our vehicles and accessories in their assigned countries/markets. In June 2022, we signed an exclusive distribution agreement with Torrot Electric Europa S.A., referred to herein as Torrot, to distribute their electric motorcycles for youth riders in Latin America. We will use our LATAM importers to sell Torrot’s products in Latin America.

In October 2022, we signed an expanded agreement with Torrot to also be the exclusive distributor of Torrot and Volcon co-branded youth electric motorcycles in the United States as well as Latin America. This agreement supersedes the original Torrot agreement and once all Torrot branded inventory is sold, we will no longer distribute Torrot branded motorcycles. Finally, in December 2022, we signed an expanded agreement with Torrot to be the exclusive distributor of Volcon co-branded youth electric motorcycles in Canada.

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We expect to expand our global sales of our vehicles and accessories beyond our current LATAM importer base. We expect to sign more LATAM importers in 2023 and expect to begin selling in Canada in 2023. We expect export sales to be executed with individual importers in each country that buy vehicles by the container. Each importer will sell vehicles and accessories to local dealers or directly to customers. Local dealers will provide warranty and repair services for vehicles purchased in their country.

In July 2022, we expanded our offerings with the introduction of the first of our Volcon UTV models, the Stag, which we anticipate will be available for delivery to customers possibly as early as the third quarter of 2023, followed by additional models of the Stag expected in 2024 and 2025 and the introduction of a higher performance, longer range UTV (to be named) which we expect to begin delivering in 2025. The Stag will be manufactured by a third-party and incorporate electrification units, which include batteries, drive units and control modules provided by General Motors. Beginning in June 2022 we have taken non-binding pre-production orders which are cancelable prior to delivery.

Through August 2022 we assembled the Grunt in a leased production facility in Round Rock, Texas. In August 2022 we announced that we will outsource the manufacturing of the Grunt to a third-party manufacturer, which we anticipate will reduce costs and improve profitability on the Grunt. We also outsourced the manufacturing of the 2023 Grunt EVO to the same third-party manufacturer. The 2023 Grunt EVO will replace the Grunt and has a belt drive rather than a chain drive as well as an updated rear suspension. We have received prototypes of the Grunt EVO in the first quarter of 2023 and expect to begin sales in the third quarter of 2023.

In September 2022, we reduced our headcount in our product development and administration departments as we outsourced the design and development of certain components of our vehicle development. We also hired our Chief Marketing Officer and expect to hire additional sales and marketing employees and increase marketing activities to further support our brand and products.

We began taking pre-orders for an E-Bike, the Brat, in September 2022 and shipments to customers began in the fourth quarter of 2022. The Brat is being manufactured by a third-party. In January 2023, we began selling the Brat directly to consumers through our website. Consumers who order the Brat from our website can have the Brat shipped to their specified destination.

In November 2022, we finalized an agreement for a third-party to manufacture the Runt. We received prototypes of the Runt in the first quarter of 2023 and expect to begin sales in the third quarter of 2023.

The estimated fulfillment of all orders we have received assumes that our third-party manufacturers can successfully meet our order quantities and deadlines. If they are unable to satisfy orders on a timely basis, our customers may cancel their orders.

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Recent Developments

Public Offering

On May 22, 2023, we entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), in connection with a public offering (the “Offering”) of an aggregate of 6,000,000 shares (the “Shares”) of our common stock. In addition, we granted the Underwriter a 45-day option to purchase up to an additional 900,000 Shares to cover over-allotments, if any, pursuant to the Underwriting Agreement.

The Offering closed on May 24, 2023, and we received net proceeds of approximately $4.0 million after deducting underwriting discounts and commissions and estimated expenses payable by us associated with the Offering. An aggregate of 6,000,000 Shares were sold in the Offering. The Shares were sold at a price to the public of $0.75 per share, less underwriting discounts and commissions.

Under the terms of the Underwriting Agreement, the Underwriter received an underwriting discount of 8.0% to the public offering price for the Shares. In addition, we agreed to, (i) pay the Underwriter a non-accountable expenses allowance equal to 1.0% of the gross proceeds from the Offering, and (ii) reimburse the Underwriter’s legal fees and expenses of $37,500.

Private Placement

On May 19, 2023, we entered into a Securities Purchase and Exchange Agreement (the “Purchase Agreement”) with Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Debt Opportunity Fund, LP pursuant to which we agreed to:

(A) issue and sell to the investors in a private placement (i) senior convertible notes in an aggregate principal amount of $4,934,782 (the “Convertible Notes”), at an initial conversion price of $2.54 per share, which conversion price will be decreased, upon the receipt of shareholder approval, to $0.75 (the “Transaction Price”), which was the price in the Offering described above, subject to further adjustment upon the occurrence of specified events, and (ii) warrants to purchase 5,434,783 shares of common stock with an initial exercise price of $1.09 per share of common stock, which shall be, upon the receipt of shareholder approval, decreased to the Transaction Price (the “New Warrants”);

(B) exchange the senior convertible notes due February 24, 2024 in principal amount of $27,173,913 (the “Original Notes”) for: (i) senior convertible notes due February 24, 2024 in principal amount of $3,690,422 at an initial conversion price per share of common stock equal to the Transaction Price, subject to further adjustment upon the occurrence of specified events (the “Series A Exchange Notes”); and (ii) senior convertible notes due February 24, 2024 in principal amount of $23,483,491 at an initial conversion price of $1.09 per share of common stock, which conversion price will be decreased, upon the receipt of shareholder approval, to the Transaction Price, subject to further adjustment upon the occurrence of specified events (the “Series B Exchange Notes,” and together with the Series A Exchange Notes, the “Exchange Notes”); and

(C) exchange the common stock purchase warrants issued in connection with the Original Notes to purchase 9,057,971 shares of common stock at an exercise price of $2.85 per share (the “Original Warrants”) for warrants to purchase 17,057,971 shares of common stock with an initial exercise price of $1.09 per share of common stock, which shall be, upon the receipt of shareholder approval, decreased to the Transaction Price (the “Exchange Warrants”).

The closing of the private placement of the Convertible Notes and New Warrants occurred on May 24, 2023, and we received approximately $4.0 million in net proceeds.

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The Convertible Notes are senior unsecured obligations and were issued with an original issue discount of approximately 8.8%. The Convertible Notes bear no interest until an event of default has occurred, upon which interest accrues at 10.0% per annum. The Convertible Notes mature on February 24, 2024, unless earlier converted (only upon the satisfaction of certain conditions) (the “Maturity Date”). The Maturity Date may be extended at the sole option of the investor, under certain circumstances specified therein. We may, at our election, force conversion of the Convertible Notes if at any time after the issuance date, the weighted average price of the common stock for ten consecutive trading days equals or exceeds $3.94, subject to certain limitations described in the Convertible Notes.

The Original Notes required us to have unrestricted and unencumbered cash on deposit of $10,000,000 if the outstanding principal (and interest, if any) of the Original Notes is $15,000,000 or greater as of September 30, 2023 and December 31, 2023. The cash on deposit requirement is reduced dollar for dollar to the extent the outstanding principal of the Original Notes is less than $15,000,000 on each of these dates. The Exchange Notes eliminated the foregoing requirement for September 30, 2023.

The Convertible Notes and the Exchange Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would own in excess of 9.99% of our outstanding shares of common stock.

The Warrants contain certain exercise limitations, providing that a holder thereof may not exercise such warrant to the extent (but only to the extent) that, if after giving effect to such exercise, the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our common stock immediately after giving effect to such exercise.

Aegis Capital Corp. (“Aegis”) acted as exclusive placement agent for the private placement, and received (i) upon closing cash compensation of 8.0% of the private placement), (ii) non-accountable expense allowance of 1.0% of the private placement and (iii) reimburse the Underwriter’s legal fees and expenses of $37,500.

Contemporaneously with the execution and delivery of the Purchase Agreement, we and the investors executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a registration statement covering the resale of all the shares of common stock underlying the Convertible Notes, the New Warrants and the Exchange Warrants (the “Registerable Securities”), on or before the 30th calendar day following the closing of the Purchase Agreement and to cause such registration statement to be declared effective by the SEC on or before the 60th calendar day (or, in the event of a “full review” by the SEC, the 90th calendar day) following the closing of the Purchase Agreement. We are required to use our best efforts to maintain the effectiveness of the registration statement until the date that all Registerable Securities covered by such Registration Statement (i) have been sold or (ii) may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto). The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

Pursuant to the Purchase Agreement, we agreed to hold a special meeting of shareholders for approval of resolutions providing for among other items: (i) our issuance of all of the shares of common stock upon conversion of the Exchange Notes in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market, (ii) the adjustment of the conversion price of the Convertible Notes and the Exchange Notes to the Transaction Price, and (iii) the adjustment of the exercise price of the New Warrants and the Exchange Warrants to the Transaction Price. We agreed to hold the special meeting not later than 60 calendar days after the closing date of the private placement, which was subsequently extended to 75 calendar days after the closing date. The special meeting is currently scheduled for July 31, 2023. Contemporaneously with the execution and delivery of the Purchase Agreement, we and our officers, directors and 10% shareholder executed and delivered a voting agreement pursuant to which they agreed to vote their shares of common stock in favor of the above proposals.

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Increase in authorized shares of common stock

At the Annual Meeting of the shareholders of the Company held on June 17, 2023, the shareholders approved amendments to the our amended and restated certificate of incorporation to (i) increase in the Company’s authorized shares of common stock from 100,000,000 shares to 250,000,000 shares and (ii) to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the our common stock, at one of the following reverse stock split ratios, 1-for-2, 1-for-3, 1-for-4, or 1-for-5, as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Company Information

Our principal executive offices are located at 3121 Eagles Nest St., Suite 120, Round Rock, TX 78665. Our website address is www.volcon.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus.

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THE OFFERING

Common stock to be offered by the selling shareholders	Up to 29,072,464 shares of our common stock, which consist of (i) up to 5,434,783 New Warrant Shares, (ii) up to 6,579,710 Convertible Note Shares, and (iii) up to 17,057,971 Exchange Warrant Shares.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares by the selling shareholders. With respect to the Warrants, we will not receive any proceeds from such shares of common stock except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. We will not receive any of the proceeds from the sale of the Convertible Note Shares by the selling noteholders. We intend to use any such proceeds for general corporate purposes.

Shares outstanding prior to the offering	30,615,119 shares of common stock issued and outstanding.

Shares outstanding after the offering	59,687,583 shares of common stock (assuming the exercise or conversion, as applicable, of the Warrants and Convertible Notes).

Plan of Distribution	The selling shareholders named in this prospectus, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may also resell the shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Risk Factors	See the section titled “Risk Factors” beginning on page 10 of this prospectus and other information appearing elsewhere in this prospectus or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our securities.

Nasdaq Capital Market listing symbol	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “VLCN.” The New Warrants, Convertible Notes, and Exchange Warrants will not be listed

The number of shares of our common stock expected to be outstanding after this offering is based on 30,615,119 shares of common stock outstanding as of June 26, 2023, and excludes, as of that date, the following:

•	3,288,830 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $2.89 per share;
•	50,000 shares of common stock issuable for vesting of restricted stock units;
•	6,027,647 shares of common stock issuable upon the exercise of outstanding warrants (excluding the Warrants) with a weighted-average exercise price of $1.56 per share;
•	36,231,884 shares of our common stock issuable upon the conversion of the convertible note we issued in August 2022 (assuming we receive shareholder approval for the repricing of such convertible note as described above in the “Recent Developments” section); and
•	up to an aggregate of 2,942,949 shares of common stock reserved for future issuance under our stock plan, as amended.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those in “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q, before making an investment decision. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations could be materially adversely affected. If that occurs, the trading price of our common stock could decline materially, and you could lose all or part of your investment. The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Related to our Common Stock

If our stock price fluctuates, you could lose a significant part of your investment.

Since our initial public offering through June 23, 2023, our share price has fluctuated from a high of $17.96 to a low of $0.58. The market price of our common stock is subject to wide fluctuations in response to, among other things, the risk factors described in this filing and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The terms of the Warrants and Convertible Notes imposed additional challenges on our ability to raise capital.

The agreements related to the sale of the New Warrants and Convertible Notes, and the exchange of the Exchange Warrants, contain a number of restrictive covenants that may impose significant operating and financial restrictions on us while the Warrants and Convertible Notes remain outstanding, unless the restrictions are waived by consent of each holder, including, but not limited to, restrictions on our ability to incur additional indebtedness and guarantee indebtedness; incur liens or allow mortgages or other encumbrances; redeem, or repurchase certain other debt; pay dividends or make other distributions or repurchase or redeem our capital stock; sell assets or enter into or effect certain other transactions; issue additional equity; and enter into variable rate transactions, among other restrictions.

A breach of the covenants or restrictions under the Purchase Agreement, the Warrants and Convertible Notes and related agreements governing our indebtedness could result in an event of default under such agreements. As a result of these restrictions, we may be limited in how we conduct our business, unable to finance our operations through additional debt or equity financings and/or unable to compete effectively or to take advantage of new business opportunities.

Further, while we could potentially receive up to an aggregate of $16.9 million in gross proceeds from the exercise of the Warrants, assuming the exercise in full of all of the Warrants, no assurances can be made that the holders of such warrants will elect to exercise any or all of such warrants and, accordingly, no assurance that we will receive any proceeds from the exercise of the Warrants. If the trading price for our common stock is less than the exercise price for the Warrants, we believe the holders of such warrants will be unlikely to exercise their warrants. Accordingly, we may not receive cash proceeds with respect to either the Warrants and we are restricted in our ability to conduct additional debt or equity financings.

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The issuance of our common stock in connection with the Warrants, the Convertible Notes and the Exchange Notes, could cause substantial dilution, which could materially affect the trading price of our common stock.

The Warrants, the Convertible Notes, and Exchange Notes are exercisable or convertible, as applicable, for up to 65,304,348 shares of our common stock (assuming we receive shareholder approval for the repricing of such securities as described in the “Prospectus Summary – Recent Developments” section). The additional shares of common stock issued upon the exercise or conversion of the foregoing securities will result in dilution to our then existing holders of common stock and increase the number of shares eligible for resale in the public market. Sales of a substantial number of such shares in the public market could adversely affect the market price of our common stock.

The sale of our common stock by the selling shareholders, or the perception that stock sales may occur, could cause the price of our common stock to decline.

The sale of our common stock in the public market by the selling shareholders pursuant to this prospectus, or the perception that such sales could occur, could harm the prevailing market price of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate (which ability to sell equity securities is also subject to restrictions under the terms of the Purchase Agreement and related agreements). If and when we do issue shares of common stock to the selling shareholders upon the exercise or conversion, as applicable of the Warrants, Convertible Notes, or Exchange Notes, the selling shareholders may resell all, some or none of those shares of common stock at any time or from time to time in their discretion. Resales of our common stock may cause the market price of our securities to drop significantly, regardless of the performance of our business.

We may not be able to maintain our listing on the Nasdaq, which could have a material adverse effect on us and our stockholders.

The standards for continued listing on Nasdaq include, among other things, that the minimum bid price for the listed securities not fall below $1.00 for a period in excess of thirty consecutive business days. Since May 22, 2023 our common stock has traded at levels below $1.00 per share. If the closing bid price of our common stock were to fail to meet Nasdaq’s minimum closing bid price requirement, or if we otherwise fail to meet any other applicable requirements of Nasdaq and we are unable to regain compliance, Nasdaq may make a determination to delist our common stock. The delisting of our common stock from Nasdaq could negatively impact us by (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) impacting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing or limiting us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

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Use of Proceeds

All of the shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from these sales. With respect to the shares of common stock underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.

The selling shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such selling shareholders in disposing of their securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

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SELLING SHAREHOLDERS

The common stock being offered by the selling shareholders are those issuable to the selling shareholders upon conversion of the New Notes and exercise of the New Warrants and the Exchange Warrants. For additional information regarding the issuances of those shares of common stock underlying the New Notes, the New Warrants and the Exchange Warrants, see “Prospectus Summary – Recent Developments” above. We are registering the shares of common stock underlying the New Notes, the New Warrants and the Exchange Warrants in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the the New Notes, the New Warrants, the Exchange Notes, and the Exchange Warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the common stock, New Notes, the New Warrants, the Exchange Notes, and the Exchange Warrants, as of June 26, 2023, assuming conversion of the New Notes and the Exchange Notes and exercise of the New Warrants and the Exchange Warrants held by the selling shareholders on that date, without regard to any limitations on conversions or exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the maximum number of shares of common stock issuable upon conversion of the New Notes, determined as if the outstanding New Notes were converted in full and assuming a conversion price equal to the Transaction Price and (ii) the maximum number of shares of common stock issuable upon exercise of the related New Warrants and the Exchange Warrants, determined as if the outstanding New Warrants and Exchange Warrants were exercised in full, in each case, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the conversion of the New Notes or the exercise of the New Warrants and Exchange Warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

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Under the terms of the New Notes and the Exchange Notes, a selling shareholder may not convert the notes to the extent such conversion would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of such notes or exercise of such New Warrants and Exchange Warrants which have not been converted or exercised. Under the terms of the New Warrants and Exchange Warrants, a selling shareholder may not exercise the New Warrants and Exchange Warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of such New Notes and the Exchange Notes or exercise of such New Warrants and Exchange Warrants which have not been converted or exercised. The number of shares in the second and fourth columns do not reflect these limitations. The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name	Number of Shares Beneficially Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus		Number of Shares Beneficially Owned After Offering(1)		Percentage of Shares Beneficially Owned After Offering(1)
Empery Asset Master, LTD(2)	1,617,403	(5)	913,707	(5)	849,428	(5)	2.6%
Empery Tax Efficient, LP(3)	441,112	(6)	249,192	(6)	231,664	(6)	*
Empery Debt Opportunity Fund, LP(4)	49,404,307	(7)	27,909,566	(7)	25,946,148	(7)	9.99%(7)

* Less than 1%

(1) Because the selling shareholders identified in this table may sell some, all or none of the shares owned by them that are registered under this registration statement, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares registered hereunder, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders at the time of this registration statement. Therefore, unless otherwise noted, we have assumed for purposes of this table that the selling shareholders will sell the maximum number of shares registered for resale pursuant to this Prospectus.

(2) Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd ("EAM"), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares

(3) Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP ("ETE"), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(4) Empery Asset Management LP, the authorized agent of Empery Debt Opportunity Fund, LP ("EDOF"), has discretionary authority to vote and dispose of the shares held by EDOF and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EDOF. EDOF, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

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(5) The amount in the column “Number of Shares Beneficially Owned Prior to Offering” consists of: (i) 17,670 shares of common stock; (ii) 831,758 shares of common stock underlying Exchange Notes (based on the conversion price of the Exchange Notes as of the date hereof); (iii) 536,107 shares underlying Exchange Warrants; (iv) 170,808 shares underlying New Warrants; and (v) 61,060 shares underlying the New Notes (based on the conversion price of the New Notes as of the date hereof).

The amount in the column “Maximum Number of Shares to be Sold Pursuant to this Prospectus”: consists of: (i) 536,107 shares underlying Exchange Warrants; (ii) 170,808 shares underlying New Warrants; and (iii) 206,792 shares underlying the New Notes (assuming a conversion price equal to the Transaction Price).

The amount in the column “Number of Shares Beneficially Owned After Offering” consists of: (i) 17,670 shares of common stock; and (ii) 831,758 shares of common stock underlying Exchange Notes (based on the conversion price of the Exchange Notes as of the date hereof).

(6) The amount in the column “Number of Shares Beneficially Owned Prior to Offering” consists of: (i) 4,820 shares of common stock; (ii) 226,844 shares of common stock underlying Exchange Notes (based on the conversion price of the Exchange Notes as of the date hereof); (iii) 146,212 shares underlying Exchange Warrants; (iv) 46,583 shares underlying New Warrants; and (v) 16,653 shares underlying the New Notes (based on the conversion price of the New Notes as of the date hereof).

The amount in the column “Maximum Number of Shares to be Sold Pursuant to this Prospectus” consists of: (i) 146,212 shares underlying Exchange Warrants; (ii) 46,583 shares underlying New Warrants; and (iii) 56,397 shares underlying the New Notes (assuming a conversion price equal to the Transaction Price).

The amount in the column “Number of Shares Beneficially Owned After Offering” consists of: (i) 4,820 shares of common stock; and (ii) 226,844 shares of common stock underlying Exchange Notes (based on the conversion price of the Exchange Notes as of the date hereof).

(7) The amount in the column “Number of Shares Beneficially Owned Prior to Offering” consists of: (i) 539,700 shares of common stock; (ii) 25,406,448 shares of common stock underlying Exchange Notes (based on the conversion price of the Exchange Notes as of the date hereof); (iii) 16,375,652 shares underlying Exchange Warrants; (iv) 5,217,392 shares underlying New Warrants; and (v) 1,865,115 shares underlying the New Notes (based on the conversion price of the New Notes as of the date hereof).

The amount in the column “Maximum Number of Shares to be Sold Pursuant to this Prospectus” consists of: (i) 16,375,652 shares underlying Exchange Warrants; (ii) 5,217,392 shares underlying New Warrants; and (iii) 6,316,522 shares underlying the New Notes (assuming a conversion price equal to the Transaction Price).

The amount in the column “Number of Shares Beneficially Owned After Offering” consists of: (i) 539,700 shares of common stock; and (ii) 25,406,448 shares of common stock underlying Exchange Notes (based on the conversion price of the Exchange Notes as of the date hereof).

Under the terms of the Exchange Notes, a selling shareholder may not convert the notes to the extent such conversion would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of such notes or any New Notes, or upon exercise of any New Warrants and Exchange Warrants, which have not been converted or exercised. The amount in the column “Maximum Number of Shares to be Sold Pursuant to this Prospectus” does not reflects this limitation, but the percentage set forth in the column “Percentage of Shares Beneficially Owned After Offering” reflects this limitation.

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Description of Securities

The following summary is a description of the material terms of our securities and is not complete. You should also refer to the Volcon, Inc. amended and restated certificate of incorporation and amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Delaware General Corporation Law, or the DGCL.

Authorized Capital Stock

Our amended and restated certificate of incorporation authorizes us to issue 255,000,000 shares of capital stock consisting of 250,000,000 shares of common stock, par value $0.00001 per share and 5,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

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Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. Our amended and restated certificate of incorporation authorizes the board to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Warrants

Underwriter Warrants

In connection with our initial public offering completed on October 8, 2021, we entered into the Underwriting Agreement, pursuant to which we agreed to issue to Aegis the Underwriter Warrant, a five-year warrant to purchase up to 162,594 shares of the Company’s common stock at an exercise price of $6.88.

In connection with our public offering completed on February 1, 2022, we entered into the Underwriting Agreement, pursuant to which we agreed to issue to Aegis the Underwriter Warrant, a five-year warrant to purchase up to 333,334 shares of the Company’s common stock at an exercise price of $3.75.

Placement Agent Warrant

On August 22, 2022, we entered into the Placement Agent Agreement, pursuant to which we agreed to issue to Aegis the Placement Agent Warrant, a five-year warrant to purchase up to 603,864 shares of the Company’s common stock at an exercise price of $3.5625.

For a description of the New Warrants and Exchange Warrants see the section “Prospectus Summary – Recent Developments – Private Placement.”

Convertible Notes

For a description of the New Notes and Exchange Notes see the section “Prospectus Summary – Recent Developments – Private Placement.”

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors, or in their absence or disability, by any vice president.

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No Written Consent of Stockholders. Our amended and restated certificate of incorporation and bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Preferred Stock. Our amended and restated certificate of incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See the section titled “Preferred Stock” above.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the DGCL. We expect to obtain additional directors’ and officers’ liability insurance coverage prior to the completion of this offering.

Listing

Our common stock is listed on the Nasdaq under the symbol “VLCN”.

Transfer Agent

The transfer agent for our common stock is Computershare.

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PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff, LLP, Washington, DC.

EXPERTS

The financial statements as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021 incorporated in this prospectus have been audited by MaloneBailey LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the shares of common stock being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the common stock offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, file periodic and current reports, proxy statements and other information with the SEC. We expect to make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website, https://ir.volcon.com/sec-filings/all-sec-filings, as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we are disclosing important information to you by referring you to other documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed, until all offerings under the registration statement are completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023 as amended by Form 10-K/A filed with the SEC on March 14, 2023.
•	Our Quarterly Report on Form 10-Q/A filed with the SEC on May 8, 2023.
•	Our Definitive Proxy Statement on Schedule 14A filed on April 3, 2023;
•	Our Current Reports on Form 8-K filed with the SEC on February 10, 2023, March 28, 2023, May 22, 2023, and both reports filed May 25, 2023; and June 15, 2023.
•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 2021, and any other amendment or report filed for the purpose of updating such description.

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These reports contain important information about us, our financial condition and our results of operations.

All future documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this registration statement are terminated shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus at no charge, upon written or oral request to Volcon, Inc., 3121 Eagles Nest St., Suite 120, Round Rock, TX 78665, Attn: Chief Financial Officer, (512) 400-4271; greg@volcon.com.

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29,072,464 Shares

Volcon, Inc.

Common Stock

June 27, 2023